EXHIBIT 4

                        SPHERA GLOBAL HEALTHCARE GP LTD.

                                 (the "COMPANY")

                            UNANIMOUS WRITTEN CONSENT

                                       OF

                      THE BOARD OF DIRECTORS OF THE COMPANY

                          Dated as of November 29, 2009

The undersigned, comprising all the members of the Board of Directors of the Company, acting in lieu of meeting pursuant to the Articles of Association of the Company and waiving any prior notice requirements, do hereby consent in writing as follows:

IT IS RESOLVED:

1. That the authorized signatories (each "SIGNATORY") on behalf and in the name of the Company, acting in its capacity as the general partner of Sphera Global Healthcare Management, LP, an Israeli limited partnership (the "PARTNERSHIP") shall be divided into two groups as follows:

     GROUP I:                                 GROUP II:

     Itschak Shrem      /S/ ITSCHAK SHREM     Yaacov Nir      /S/ YAACOV NIR

     Doron Breen        /S/ DORON BREEN       Menachem Inbar  /S/ MENACHEM INBAR

     Regina Unger       /S/ REGINA UNGER

     Israel Mor         /S/ ISRAEL MOR

     David Lieber       /S/ DAVID LIEBER

     Ron Senator        /S/ RON SENATOR

     The signature of any Signatory named in Group I along with the signature of any Signatory named in Group II and along with the name of the Company printed, stamped or typed shall bind Partnership for any and all matters.

2. To authorize any two of the Signatories, acting together, to file with any governmental authority, on behalf and in the name of the Partnership, any report which the Partnership is required to file under any applicable law and that the joint signature of such two Signatories along with the name of the Company printed, stamped or typed shall bind the Partnership with respect to such reports.

3.   * * *

                           [SIGNATURE PAGE TO FOLLOW]


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IN WITNESS WHEREOF, it has been resolved as of the date appearing above.

Itschak Shrem   /S/ ITSCHAK SHREM         Yaacov Nir          /S/ YAACOV NIR

Doron Breen     /S/ DORON BREEN           Menachem Inbar      /S/ MENACHEM INBAR

I, the undersigned, Tal Dror, Adv. License No. 32945, Adv., hereby confirm that the foregoing written resolutions of the Board of Directors of the Company were lawfully adopted in accordance with the articles of association of the Company and duly recorded in the Company's minute book.

/S/ TAL DROR, Adv.

27/12/09